                                                                   Exhibit 10.57

================================================================================







                      PREFERRED STOCK PURCHASE AGREEMENT


                                    between

                              CAIS INTERNET, INC.

                                      and

                               CII VENTURES LLC


                         dated as of December 20, 1999







================================================================================

                               TABLE OF CONTENTS

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                                                                                                              Page
ARTICLE I          AGREEMENT TO SELL AND PURCHASE.............................................................   1

     SECTION 1.1.  Authorization of Shares....................................................................   1
     SECTION 1.2.  Sale and Purchase..........................................................................   2
     SECTION 1.3.  The Option.................................................................................   2

ARTICLE II         CLOSING, DELIVERY AND PAYMENT..............................................................   3

     SECTION 2.1.  Closing....................................................................................   3
     SECTION 2.2.  Delivery...................................................................................   3
     SECTION 2.3.  Adjustments................................................................................   3

ARTICLE III        REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................   4

     SECTION 3.1.  Organization, Good Standing and Qualification..............................................   4
     SECTION 3.2.  Subsidiaries...............................................................................   4
     SECTION 3.3.  Capitalization; Voting Rights..............................................................   5
     SECTION 3.4.  Authorization; Binding Obligations.........................................................   6
     SECTION 3.5.  SEC Reports; Financial Statements..........................................................   7
     SECTION 3.6.  Undisclosed Liabilities....................................................................   7
     SECTION 3.7.  Agreements; Action.........................................................................   8
     SECTION 3.8.  Obligations to Related Parties.............................................................   8
     SECTION 3.9.  Changes....................................................................................   9
     SECTION 3.10. Title to Properties and Assets; Liens, Condition, Etc......................................   9
     SECTION 3.11. Intellectual Property......................................................................  10
     SECTION 3.12. Compliance with Law; Other Instruments.....................................................  11
     SECTION 3.13. Litigation.................................................................................  11
     SECTION 3.14. Tax Matters................................................................................  12
     SECTION 3.15. Employees..................................................................................  12
     SECTION 3.16. Environmental and Safety Laws..............................................................  13
     SECTION 3.17. Offering Valid.............................................................................  13
     SECTION 3.18. Employee Benefit Plans.....................................................................  13
     SECTION 3.19. Permits....................................................................................  14
     SECTION 3.20. Year 2000 Compliance.......................................................................  15
     SECTION 3.21. No Broker..................................................................................  15
     SECTION 3.22. Disclosure.................................................................................  15

ARTICLE IV         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER............................................  15

     SECTION 4.1.  Requisite Power and Authority..............................................................  15
     SECTION 4.2.  Investment Representations.................................................................  16
     SECTION 4.3.  Litigation.................................................................................  16

                                       i
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     SECTION 4.4.  No Broker..................................................................................  16

ARTICLE V          COVENANTS OF THE COMPANY...................................................................  17

     SECTION 5.1.  Ordinary Course of Business................................................................  17
     SECTION 5.2.  Access.....................................................................................  19
     SECTION 5.3.  Key Person Life Insurance; D&O Insurance...................................................  19
     SECTION 5.4.  Use of Proceeds............................................................................  19
     SECTION 5.5.  Efforts....................................................................................  19
     SECTION 5.6.  Notification of Certain Matters............................................................  19
     SECTION 5.7.  Reservation of Shares......................................................................  19
     SECTION 5.8.  Regulatory and Other Authorizations; Notices and Consents..................................  20
     SECTION 5.9.  Appointment of Directors...................................................................  20
     SECTION 5.10. Stockholder Approval.......................................................................  21
     SECTION 5.11. Series C Convertible Preferred Stock.......................................................  21
     SECTION 5.12. IP Contracts...............................................................................  21
     SECTION 5.13. Transaction Fee............................................................................  21
     SECTION 5.14. Material Covenants.........................................................................  21
     SECTION 5.15. Issuance of Series E Preferred Stock.......................................................  22
     SECTION 5.16. Registration Rights........................................................................  22

ARTICLE VI         CONDITIONS TO CLOSING......................................................................  22

     SECTION 6.1.  Conditions to Purchaser's Obligation to Purchase the Shares................................  22
     SECTION 6.2.  Conditions to Obligations of the Company...................................................  25

ARTICLE VII        INDEMNIFICATION............................................................................  26

     SECTION 7.1.  Survival of Representations and Warranties.................................................  26
     SECTION 7.2.  Indemnification............................................................................  26
     SECTION 7.3.  Indemnification Amounts....................................................................  27
     SECTION 7.4.  Non-Exclusive Remedy.......................................................................  27
     SECTION 7.5.  Certain Limitations........................................................................  28

ARTICLE VIII       MISCELLANEOUS..............................................................................  28

     SECTION 8.1.  Other Definitions..........................................................................  28
     SECTION 8.2.  Governing Law; Jurisdiction; Waiver of Jury Trial..........................................  29
     SECTION 8.3.  Successors and Assigns; Assignment.........................................................  29
     SECTION 8.4.  Entire Agreement; Supersedes Prior Agreement...............................................  29
     SECTION 8.5.  Severability...............................................................................  29
     SECTION 8.6.  Amendment and Waiver.......................................................................  29
     SECTION 8.7.  Delays or Omissions........................................................................  29
     SECTION 8.8.  Notices....................................................................................  30
     SECTION 8.9.  Expenses...................................................................................  31
     SECTION 8.10. Titles and Subtitles.......................................................................  31
     SECTION 8.11. Termination................................................................................  31
     SECTION 8.12. Counterparts; Execution by Facsimile Signature.............................................  31

     Exhibits


     Exhibit A - Certificate of Designation of the Series D Preferred Stock Exhibit B - Certificate of Designation of the Series E Preferred Stock Exhibit C - Amended and Restated Certificate of Incorporation of the
                 Company
     Exhibit D - Form of Stockholders Agreement
     Exhibit E - Bylaws of the Company
     Exhibit F - Opinion of Counsel to the Company

                              CAIS INTERNET, INC.

                      PREFERRED STOCK PURCHASE AGREEMENT


          THIS PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is entered
                                                         ---------
into as of December 20, 1999, between CAIS INTERNET, INC., a Delaware corporation (the "Company"), and CII VENTURES LLC, a Delaware limited liability
                  -------
company, together with such Affiliates (as defined below) as it shall designate ("Purchaser").
  ---------


                                   RECITALS
                                   --------

          WHEREAS, the Company has authorized the sale and issuance of an aggregate of 9,620,393 shares of its Series D Convertible Participating Preferred Stock, par value $0.01 per share (the "Series D Preferred Stock",)
                                                  ------------------------
and 9,620,393 shares of its Series E Convertible Participating Preferred Stock, par value $0.01 per share (the "Series E Preferred Stock");
                                ------------------------

          WHEREAS, Purchaser initially desires to purchase 7,142,857 shares of Series D Preferred Stock and obtain an option to purchase up to an additional 7,142,857 shares of Series E Preferred Stock, on the terms and conditions set forth herein; and

          WHEREAS, the Company desires to issue and sell such shares of Series D Preferred Stock and grant such option to Purchaser on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:


                                   ARTICLE 1

                        AGREEMENT TO SELL AND PURCHASE
                        ------------------------------

          SECTION 1.1.  Authorization of Shares.  The Company has
                        -----------------------
authorized (i) the initial sale and issuance to Purchaser of 7,142,857 shares of Series D Preferred Stock (the "Firm Shares"), (ii) the issuance of up to
                               -----------
7,142,857 shares of Series E Preferred Stock (the "Option Shares" and, together
                                                   -------------
with the Firm Shares, the "Shares") to be issued upon exercise of the Option (as
                           ------
defined below), (iii) the issuance of up to 2,477,536 shares of Series D Preferred Stock and 2,477,536 shares of Series E Preferred Stock to be paid as dividends on the Firm Shares and the Option Shares, respectively, and (iv) the issuance of shares of Common Stock to be issued upon conversion of the Shares (the "Conversion Shares"). The Firm Shares shall have the rights, preferences,
      -----------------
privileges and restrictions set forth in the Series D Certificate of Designation of the Company in the form attached hereto as Exhibit A (the "Series D
                                                              --------
Certificate of Designation"), the Option Shares shall have the rights,
--------------------------
preferences, privileges and restrictions set forth in the Series E Certificate of Designation of the Company in the form attached hereto as Exhibit B (the "Series E Certificate of Designation" and, together with the Series D
------------------------------------
Certificate of Designation, the "Certificate of Designation") and the Conversion
                                 --------------------------
Shares shall have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of

Incorporation of the Company, as amended through the date hereof, attached hereto as Exhibit C (the "Restated Certificate").
                          -------- -----------

          SECTION 1.2.  Sale and Purchase. Subject to the terms and conditions
                        -----------------
hereof, the Company hereby agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, the Firm Shares at a purchase price of $14.00 per Firm Share (the "Firm Share Price"). Subject to the terms and
                            ----------------
conditions hereof, the Company will issue and sell to Purchaser and Purchaser will purchase from the Company, at the Firm Share Price, (i) at the First Closing, 5,276,622 Firm Shares (the "Initial Firm Shares") and (ii) at the
                                     -------------------
Second Closing (as defined in Section 2.1), the remaining Firm Shares (the "Subsequent Firm Shares"). To the extent that more than 5,276,622 shares may
 ----------------------
be purchased at any time under the rules (the "NASD Rules") of the National
                                               ----------
Association of Securities Dealers, Inc. (the "NASD") without any action on the
                                              ----
part of the stockholders of the Company, Purchaser shall have the right (the "Additional Purchase Option"), but not the obligation, at any time prior to the
---------------------------
receipt of the Stockholder Approval (as defined in Section 5.10) as it shall direct (i) to purchase any or all of the remaining Firm Shares that can be so purchased at such time (the "Additional Purchase Firm Shares") and (ii) to the
                             -------------------------------
extent that all of the Firm Shares have been purchased, to purchase such number of Option Shares that can be so purchased at such time (the "Additional Purchase
                                                             -------------------
Option Shares").
-------------

          SECTION 1.3.  The Option.
                        ----------

          (a) In connection with the purchase of the Firm Shares, the Company hereby agrees to provide Purchaser, as of the date of the First Closing, with an irrevocable option (the "Option") to purchase up to 7,142,857 Option Shares at a
                         ------
purchase price of $14.00 per Option Share (the "Option Price").
                                                ------------

          (b) The Option may be exercised by Purchaser, at any time and from time to time up to four (4) times, commencing on the First Closing and ending on midnight of the date which is one (1) year after the later of (i) the date of the First Closing and (ii) the date of the receipt of the Stockholder Approval, for a number of Option Shares having an aggregate purchase price of not less than $25.0 million for each such exercise (other than any exercise where Purchaser purchases all remaining Option Shares). Pending receipt of the Stockholder Approval, the Option can be exercised any number of times and for any number of shares in accordance with the last sentence of Section 1.2.

          (c) In the event Purchaser wishes to exercise the Option, Purchaser shall send a written notice to the Company of its intention to exercise the Option, in whole or in part (an "Option Notice"), specifying the place, time and
                                 -------------
date ("Option Closing Date") of the closing of such purchase (an "Option
       -------------------                                        ------
Closing"), which date shall not be less than three business days from the date
-------
on which an Option Notice is delivered. In the event Purchaser wishes to exercise the Additional Purchase Option, Purchaser shall send a written notice to the Company of its intention to exercise the Additional Purchase Option, specifying the number of Firm Shares or Option Shares to be purchased and the place, time and date ("Additional Purchase Closing Date") of the closing of such
                       --------------------------------
purchase (an "Additional Purchase Closing").
              ---------------------------

                                  ARTICLE II

                          CLOSING, DELIVERY AND PAYMENT
                          -----------------------------


          SECTION 2.1.  Closing. The closing of the sale and purchase of
                        -------
the Firm Shares under this Agreement (the "First Closing") and the Subsequent
                                           -------------
Firm Shares (the "Second Closing" and, together with the First Closing, any
                  --------------
Additional Purchase Closing and any Option Closing, each a "Closing") shall take
                                                            -------
place on the fifth business day after the satisfaction or waiver of the conditions set forth in Section 6, at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, or at such other time or place as the Company and Purchaser may mutually agree (such date for the purchase of the Initial Firm Shares is hereinafter referred to as the "First Closing Date"
                                                           ------------------
and such date for the purchase of the Subsequent Firm Shares is hereinafter referred to as the "Second Closing Date" and together with the First Closing
                    -------------------
Date and any Option Closing Date and any Additional Purchase Closing Date, each a "Closing Date").
   ------------

          SECTION 2.2.  Delivery.  At each Closing, subject to the terms
                        --------
and conditions hereof, the Company will deliver to the Purchaser all of the Firm Shares to be purchased in accordance with Section 1.2 at such Closing or the Option Shares for which the Option has been exercised in accordance with Section 1.2, as the case may be, by delivery of a certificate or certificates evidencing the Shares to be purchased at such Closing, free and clear of any Encumbrances (other than those placed thereon by or on behalf of Purchaser), and the Purchaser will make payment to the Company of the aggregate purchase price therefor by wire transfer of immediately available funds to an account designated by the Company at least two business days prior to the applicable Closing Date.

          SECTION 2.3.  Adjustments.  To the extent not reflected in the
                        -----------
adjustment provisions in the Certificate of Designation, the applicable purchase price and/or conversion price with respect to the Shares (and the nature of the securities or other property for which the Option or the Additional Purchase Option is exercisable or the Shares are convertible) shall be adjusted to reflect any stock splits, cash or noncash dividends, recapitalizations, mergers, combinations, distributions, issuances, reclassifications, exchanges, substitutions or other similar adjustments with respect to the capital stock of the Company, or sales of shares of capital stock below the applicable purchase price with respect to the Shares, in each case consistent with the adjustment provisions relating to the Shares in the applicable Certificate of Designation.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          The Company hereby represents and warrants to Purchaser as follows:

          SECTION 3.1   Organization, Good Standing and Qualification .
                        ---------------------------------------------
Each of the Company and its Subsidiaries (as defined below) is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation or formation, as the case may be, and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Stockholders Agreement in the form of Exhibit D attached hereto (the "Stockholders Agreement"), to consummate the
                                   ------------ ---------
transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. Each of the Company and its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation or other entity in all jurisdictions in which the character or location of its activities and of the properties owned or operated by it makes such qualification necessary. The Company has provided to Purchaser a complete and correct copy of the Restated Certificate and of its Bylaws, as amended through the date hereof, attached hereto as Exhibit E (the "Bylaws").
                                                            ------

          SECTION 3.2.  Subsidiaries.  As used herein, "Subsidiary" means (i)
                        ------------                    ----------
any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly, and
(ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner. Schedule 3.2(a) accurately sets forth each Subsidiary of the Company, including its name, place of incorporation or formation, and if not wholly owned directly or indirectly by the Company, the record ownership as of the date of this Agreement of all capital stock or other equity interests issued thereby. All shares of capital stock or other equity interests of any Subsidiary directly or indirectly owned by the Company have been duly authorized and validly issued, are fully paid and nonassessable and are directly or indirectly owned by the Company free and clear of any Encumbrance and have not been issued in violation of, nor subject to, any preemptive, subscription or other similar rights. " Encumbrance" means any security interest, pledge , mortgage, lien
          -----------
(statutory or other), charge, option to purchase, lease or otherwise acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement).

          (b) Except for the Subsidiaries and as set forth on Schedule 3.2(b), the Company does not own any capital stock, membership interests, security or other interest in any other Person (as defined in Section 8.1), and except as set forth on Schedule 3.2(b), neither the Company nor any of its Subsidiaries has any written, or to the knowledge of the Company, oral understanding or agreement to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

          SECTION 3.3.  Capitalization; Voting Rights.  As of December 17, 1999,
                        -----------------------------
the capitalization of the Company consisted of the following:

          (i) 100,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), (1) 22,498,161 shares of which were issued and
            ------------
     outstanding, (2) 5,601,825 shares of which were reserved for future issuance to employees pursuant to outstanding stock options under the Stock Option Plans (as defined below), (3) 2,923,928 shares of which were reserved for future issuance upon the conversion of securities convertible into shares of Common Stock and (4) a number of shares of which are issuable as additional consideration in connection with the acquisitions of Atcom, Inc. ("Atcom") and Business Anywhere USA, Inc.
                                       -----
     ("Business Anywhere") pursuant to the express terms of the definitive
       -----------------
     merger agreements with respect thereto (the "Acquisition Shares"); and
                                                  ------------------

          (ii) 25,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock") (less the sum of (x) 2,827,168 of which were
           ---------------
     designated Series A Preferred Stock, none of which were issued and outstanding and (y) 1,119,679 shares of which were designated Series B Preferred Stock, none of which were issued and outstanding), 125,000 of which were designated Series C Preferred Stock, 125,000 of which were issued and outstanding (the "Existing Preferred Stock").
                                  ------------------------

          Except upon the conversion or exercise of the securities described in clause (i) (3) or (i) (4), upon the exercise of options described in Schedule 3.3(c) or upon conversion of the Existing Preferred Stock, since December 17, 1999, no shares of Common Stock or Preferred Stock have been issued. The rights, preferences, privileges and restrictions of the Preferred Stock are as stated in the Restated Certificate and such other certificates of designations as have been delivered to Purchaser on or prior to the date hereof.

          (b)  All issued and outstanding shares of the Company's capital stock
(a) have been duly authorized and validly issued, (b) are fully paid and nonassessable, (c) were issued in compliance with all applicable state and federal laws concerning the issuance of securities and (d) were not issued in violation of, or subject to, any preemptive, subscription or other similar rights of any other Person.


          (c) The Company has delivered to Purchaser a copy of (i) the Company's Amended and Restated 1998 Equity Incentive Plan, (ii) Atcom's 1996 Stock Option/Stock Issuance Plan and (iii) each option agreement pursuant to which stock options have been granted outside of the plans described in clauses
(i) and (ii) above (collectively (i)-(iii) are hereinafter referred to as the "Stock Option Plans"). Schedule 3.3(c) sets forth a true and complete summary of
 ------------------
all options issued under the Stock Option Plans, including the holder, issue date, exercise price and vesting status of such option. Except as set forth on
Schedule 3.3(c), other than the 5,601,825 shares reserved for issuance upon the exercise of options outstanding under the Stock Option Plans, the stock options issued pursuant to the Stock Option Plans, outstanding warrants to purchase 1,673,928 shares of Common Stock, outstanding shares of Existing Preferred Stock convertible into 1,250,000 shares of Common Stock and the Acquisition Shares which may become issuable as additional consideration in connection with the acquisition of Atcom and Business Anywhere, and except as may be granted pursuant to this Agreement, there are no outstanding subscriptions, options, calls, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company or any Subsidiary of any of their securities, nor has the Company taken or agreed to take any action to issue or grant the same. Except as described in this Agreement or set forth on Schedule 3.3(c), (x) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any securities of the Company or any voting or equity securities or interests of any Subsidiary, (y) there is no voting trust, proxy, stockholder or other agreements or understandings to which the Company or any of its Subsidiaries or, to the knowledge of the Company, any of its stockholders is a party or is bound with respect to the voting or transfer of the capital stock or other voting securities of the Company or any of its Subsidiaries and (z) there are no other subscriptions, options, calls, warrants or other rights (including registration rights, whether demand or piggyback registration rights), agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party. Except as set forth on Schedule 3.3(c), the consummation of the transactions contemplated by this Agreement and the Stockholders Agreement will not trigger the anti-dilution provisions or other price adjustment mechanisms of any outstanding subscriptions, options, calls, warrants, commitments, contracts, preemptive rights, rights of first refusal, demands, conversion rights or other agreements or arrangements of any character or nature whatsoever under which the Company is or may be obligated to issue or acquire shares of any of its capital stock. The sale of the Shares (including Option Shares and Conversion Shares) is not and will not be subject to any preemptive rights, rights of first refusal, subscription or similar rights that have not been properly waived.

          (d) The Shares have been duly and validly authorized and the Conversion Shares have been duly and validly reserved for issuance and when the Shares, the Conversion Shares and any shares of Series D Preferred Stock or Series E Preferred Stock issued as a dividend on the Shares are issued in accordance with the provisions of this Agreement and the Certificate of Designation or the Restated Certificate, as the case may be, such shares will be duly authorized, validly issued, fully paid and nonassessable will be delivered to Purchaser free and clear of all Encumbrances (other than those placed thereon by or on behalf of Purchaser) and will have the rights, preferences, privileges and restrictions set forth in the Certificate of Designation or the Restated Certificate, as the case may be.

          SECTION 3.4. Authorization; Binding Obligations.  All corporate action
                       ----------------------------------
on the part of the Company, its officers, directors and stockholders necessary for the execution and delivery of this Agreement and the Stockholders Agreement, the consummation of the transactions contemplated hereby and thereby and the performance of all obligations of the Company hereunder and thereunder as of each Closing has been taken or will be taken prior to the First Closing, other than, with respect to the issuance of Subsequent Firm Shares and the Option Shares, the approval of a majority of the total votes cast by the holders of Common Stock. This Agreement and the Stockholders Agreement have been or will be duly executed and delivered by the Company. This Agreement and the Stockholders Agreement (assuming due execution and delivery by Purchaser) will be legal, valid and binding obligations of the Company enforceable against it in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          SECTION 3.5. SEC Reports; Financial Statements.
                       ---------------------------------

          (a) The Company has filed with the U.S. Securities and Exchange Commission (the "SEC") all forms, reports, schedules, proxy statements
                 ---
(collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein and including all registration statements and prospectuses filed with the SEC in connection with the Company's initial public offering, the "SEC Reports") required to be filed by the Company
                              -----------
with the SEC since its initial public offering on May 20, 1999. As of its date of filing, each SEC Report complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange
                                                                      --------
Act"), or the Securities Act of 1933, as amended (the "Securities Act"), and the
---                                                    --------------
rules and regulations promulgated thereunder and none of such SEC Reports (including any and all financial statements included therein) contained when filed or (except to the extent revised or superceded by a subsequent filing with the SEC prior to the date hereof) contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (b) Each of the consolidated financial statements (including the notes thereto) included in the SEC Reports complied as to form, as of its date of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved
             ----
(except as may be indicated in the notes thereto) and fairly presents the consolidated financial position of Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, subject (in the case of unaudited financial statements) to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto which are not expected to be material.

          SECTION 3.6.  Undisclosed Liabilities .  Except as set forth on
                        -----------------------
Schedule 3.6 and except for liabilities included or reserved for in the audited consolidated balance sheet of the Company for the year ended December 31, 1998, included in its Registration Statement on Form S-1, as amended as of its effective date, SEC file number 333-72769 (the "Form S-1"), or the unaudited
                                                --------
consolidated balance sheet of the Company included in its Quarterly Report on Form 10-Q (the "10-Q") for the quarter ended September 30, 1999 (the "Balance
                ----                                                  -------
Sheet"), each as filed with the SEC, at December 31, 1998, neither the Company
-----
nor any Subsidiaries had, and since such date none of them has incurred, liabilities or any other obligations whatsoever that are material (individually or in the aggregate) to the Company and its Subsidiaries, taken as a whole, except current liabilities incurred in the ordinary course of business consistent with past practice subsequent to December 31, 1998.

          SECTION 3.7.  Agreements; Action.
                        ------------------

          (a) Except as set forth on Schedule 3.7(a) or disclosed in the Form S-1, there are no contracts, agreements, understandings or proposed transactions between the Company or any Subsidiary and any of its officers, directors or Affiliates or any family member or Affiliate thereof that would be required to be disclosed pursuant to Item 404 of Regulation S-K of the SEC.

          (b) Attached hereto as Schedule 3.7(b) is a list of (i) all "material contracts" within the meaning of Item 601 of Regulation S-K of the SEC, (ii) all material contracts concerning Intellectual Property (as defined in Section 3.11) ("IP Contracts"), (iii) all contracts restricting the Company or any of its
  ------------
Subsidiaries from engaging in any line of business or competing with any Person or in any geographical area, or from using or disclosing any information in its possession, and (iv) all contracts restricting the payments of dividends upon, or the redemption or conversion of, the Shares (collectively, the "Contracts").
                                                                   ---------

          (c) Except as set forth on Schedule 3.7(c), neither the Company nor any of its Subsidiaries is, nor to the Company's knowledge is any other party to any Contract, in material default under, or in material breach or material violation of, any Contract and, to the knowledge of the Company, no event has occurred which, with the giving of notice or passage of time or both would constitute a material default by the Company or any other party under any Contract. Other than Contracts which have terminated or expired in accordance with their terms, each of the Contracts is in full force and effect and (assuming due execution and delivery by the counterparties thereto) is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing).

          SECTION 3.8.  Obligations to Related Parties.  Except as disclosed in
                        ------------------------------
the Form S-1, there are no obligations of the Company or any Subsidiary to their respective officers, directors, stockholders, or employees or any family member or Affiliate thereof other than (a) for payment of salary for services rendered,
(b) reimbursement for reasonable expenses incurred on behalf of the Company or Subsidiary and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under the Stock Option Plans). Except as set forth on Schedule 3.8, neither the Company nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other Person. Except as disclosed in the Form S-1 or as set forth on Schedule 3.8, neither the Company nor any Subsidiary is indebted, directly or indirectly, to any of their respective officers, directors or stockholders or to any family member or Affiliate thereof, in any amount whatsoever, other than for normal travel advances or reimbursement for normal business expenses; and none of such officers, directors or stockholders or any family member or Affiliate thereof is indebted to the Company or any Subsidiary. Schedule 3.8 sets forth a description of all transactions since January 1, 1997, between the Company and any of its officers, directors and stockholders, and their respective spouses and children in which such persons had a direct or indirect material interest which are not disclosed in the Form S-1.

          SECTION 3.9.  Changes.  Except as set forth in the SEC Reports filed
                        -------
and publicly available prior to the date hereof, since December 31, 1998, no event, change or circumstance has occurred which has had, or would reasonably be expected to result in, individually or in the aggregate, a material adverse effect on the business, operations, properties, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or on the ability of the parties hereto to perform their respective obligations under this Agreement and the Stockholders Agreement and to consummate the transactions contemplated hereby and thereby (a "Material Adverse Effect").
                                                 -----------------------
          (b) Except as set forth in the SEC Reports filed and publicly available prior to the date hereof, since December 31, 1998, the Company and its Subsidiaries have carried on their respective businesses only in the ordinary and usual course consistent with their past practices.

          (c) Except as disclosed on Schedule 3.9(c) or in the SEC Reports filed and publicly available prior to the date hereof, since December 31, 1998, the Company has not taken any action or omitted to take any action and there has not occurred any event which, if it had taken place following the date hereof and prior to the First Closing, would not have been permitted by Section 5.1 of this Agreement without the prior consent of the Purchaser.

          (d) Except as disclosed on Schedule 3.9(d) or in the SEC Reports filed and publicly available prior to the date hereof, since December 31, 1998, the Company has not engaged in any sale, assignment, disposition, conveyance, abandonment, transfer or license, and no event has occurred causing the invalidation or cancellation, in whole or in part, of the Intellectual Property.

          SECTION 3.10.  Title to Properties and Assets; Liens, Condition, Etc.
                         ------------------------------------------------------
The Company and each of its Subsidiaries have good and marketable title to their respective properties and assets, and good title to their respective leasehold estates, in each case subject to no Encumbrance, other than (i) liens for current taxes not yet due and payable, (ii) possible minor Encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and its Subsidiaries, and which have not arisen other than in the ordinary course of business and
(iii) Encumbrances relating to vendor or installation purchases, so long as such Encumbrances extend only to the properties or other assets whose purchase was so financed. The Company and each of its Subsidiaries are in compliance with all material terms of each lease to which they are a party or are otherwise bound. All material properties, equipment and systems of the Company and its Subsidiaries are in good repair, working order and condition and are in material compliance with all applicable standards and rules imposed (a) by any governmental agency or authority in which such properties, equipment and systems are located, and (b) under any agreements with customers.

          SECTION 3.11.  Intellectual Property. (a) Schedule 3.11(a) contains a
                         ---------------------
complete and accurate list of, with respect to all Intellectual Property owned, held or used by the Company or any of its Subsidiaries ("Company IP"), all
                                                         ----------
patents, registrations or applications, all material unregistered Intellectual Property and all IP Contracts.

          (b) Except as set forth on Schedule 3.11(b), the Company and its Subsidiaries have (i) recorded their current interests in, and status with respect to, all Company IP (and all Encumbrances related thereto) with all applicable governmental authorities; and (ii) not granted to any third party, by way of IP Contract or otherwise, any right or interest in any Company IP.

          (c) Except as set forth on Schedule 3.11(c), (i) the Company and its Subsidiaries own or have the valid right to use all the Intellectual Property necessary or desirable to conduct their businesses as currently conducted and consistent with past practice, free of all Encumbrances; (ii) all of the Company IP is valid, enforceable and unexpired, has not been abandoned, and to the Company's knowledge, does not infringe, impair or make unauthorized use of ("Infringe") the Intellectual
                                               --------
Property of any third party and is not being Infringed by any third party; (iii) no Order or claim, action, suit, audit, assessment, arbitration or inquiry, or any proceeding or, to the Company's knowledge, investigation, by or before any governmental authority (an "Action") is outstanding or pending, or to the
                            ------
Company's knowledge, threatened or imminent, that would limit or challenge the ownership, use, value, validity or enforceability of any Company IP; (iv) the Company and its Subsidiaries have taken all necessary steps to protect, maintain and safeguard the value, validity and their ownership of the Company IP, including without limitation any confidential Company IP, and have taken all actions, made all filings, paid all fees and executed all agreements that are appropriate in connection with the foregoing; (v) to the Company's knowledge, no employee of it or any of its Subsidiaries has, in connection with its provision of services thereto, breached any third-party contract with respect to Intellectual Property; (vi) the operation of the Company and its Subsidiaries' businesses does not use any Intellectual Property owned by any of its employees, except for same that has been assigned in writing to the Company; (vii) the Company and its Subsidiaries own exclusively all of the Intellectual Property listed on Schedule 3.11(a) as owned thereby, free of any claim by any third parties, including any current or former employees or independent contractors; and (viii) with respect to any patents or patent applications listed on Schedule 3.11(a), the Company and its Subsidiaries have the right to obtain a corresponding patent in all other countries in which they currently do business or propose to do business in the foreseeable future. For purposes of this Agreement, the term "Intellectual Property" means all U.S. and foreign
                     ---------------------
intellectual property, including without limitation (i) patents, inventions, discoveries, processes, designs, techniques, developments, technology, and related improvements, know-how and show-how, whether or not patented or patentable; (ii) copyrights and works of authorship in any media, including computer hardware, software, applications, systems, networks, databases, documentation and Internet site content; (iii) trademarks, service marks, trade names, brand names, corporate names, domain names, logos and trade dress; (iv) trade secrets, drawings, blueprints and all non-public, confidential or proprietary information, documents or materials; and (v) all registrations, applications and recordings related thereto.

          SECTION 3.12 Compliance with Law; Other Instruments .  Neither the
                       --------------------------------------
Company nor any of its Subsidiaries is in violation or default of (i) the Restated Certificate or Bylaws or the organizational documents of any Subsidiary or (ii) of any judicial or administrative judgment, decision, decree, order, settlement, injunction, writ, stipulation, determination or award (each, an "Order") or any statute, law, ordinance, rule or regulation (each, a "Law") and
------                                                                ---
has received no notice of, and to the knowledge of the Company, no investigation or review is in process or threatened by any governmental authority with respect to, any violation or alleged violation of any Order or Law except, in the case of any Order or Law, where such violation or default would not, in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Stockholders Agreement, and the consummation of the transactions contemplated hereby and thereby, will not result in (a) (i) any violation, or be in conflict with or constitute a default (with or without notice or lapse of time or both) under the Restated Certificate or Bylaws or the organizational documents of any Subsidiary, (ii) any violation, or be in conflict with or constitute a default (with or without notice or lapse of time or both) under, any term or provision of, or any right of termination, cancellation or acceleration arising under any Contract or cause any liabilities or additional fees to be due thereunder or (iii) any violation under any Order or Law applicable to the Company or any of its Subsidiaries, its business or operations or any of its assets or properties or (b) result in the imposition of any Encumbrance on the business or material properties or assets of the Company or any of its Subsidiaries. None of the execution and delivery of this Agreement and the Stockholders Agreement, the consummation of the transactions contemplated hereby and thereby or the performance of the obligations of the Company hereunder and thereunder will result in the suspension, revocation, impairment, forfeiture or nonrenewal of any Permit applicable to the Company or any of its Subsidiaries, its business or operations or any of its assets or properties. "Permits" means
                                                                -------
all licenses, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings with and under all federal, state, local or foreign laws and governmental authorities and all industry or other non-governmental self-regulatory organizations.

          SECTION 3.13  Litigation.  Except as set forth on Schedule 3.13, there
                        ----------
is no Action pending, or to the Company's knowledge, currently threatened against the Company or any Subsidiary (including with respect to any Company Plan, as defined below) which, if adversely determined, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The foregoing includes, without limitation, Actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's or any Subsidiary's employees, their use in connection with the Company's or any Subsidiary's business of any Intellectual Property rights of their former employers, or their obligations under any agreements with prior employers. Neither the Company nor any Subsidiary is a party or subject to the provisions of any Order of any court or governmental authority. There is no Action by the Company or any Subsidiary currently pending or which the Company or any Subsidiary intends to initiate. Schedule 3.13 lists all material settlements of any Action entered into within the last five years to which the Company or any Subsidiary is party.

          SECTION 3.14  Tax Matters.
                        -----------
          (a) Except as set forth on Schedule 3.14(a), (i) all material Tax Returns that are required to be filed by or with respect to the Company and its Subsidiaries have been duly filed, (ii) all material Taxes of the Company and its Subsidiaries due and payable, whether or not shown on the Tax Returns referred to in clause (i), have been paid in full, (iii) the Tax Returns referred to in clause (i) have been audited by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (iv) all material deficiencies asserted or assessments made as a result of such examinations have been paid in full, (v) no material issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, (vi) no waiver of statutes of limitation have been given by or requested with respect to any Taxes of the Company or its Subsidiaries, (vii) there are no liens for Taxes on any asset of the Company or any of its Subsidiaries other than for current Taxes not yet due and payable, or if due,
(A) not delinquent or (B) being contested in good faith by appropriate proceedings, (viii) no consent has been filed relating to the Company or any of its Subsidiaries pursuant to Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ix) from its formation and until
                       ----

October 2, 1998, the Company was a validly electing "S corporation" within the meaning of Section 1361(a) of the Code and under the laws of the State of Delaware.

          (b)  For purposes of this Agreement, the term (i) "Taxes" means all
                                                             -----
taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to, income, excise, property, sales and use, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto, and (ii) "Tax Return" means any
                                                       ----------
return, report, information return or other document (including any related or supporting information) filed or required to be filed with any taxing authority with respect to Taxes.

          SECTION 3.15. Employees.  Neither the Company nor any of its
                        ---------
Subsidiaries has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the knowledge of the Company or any of its Subsidiaries, threatened with respect to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of key employees. No employee of the Company or its Subsidiaries is bound by any contract, agreement or covenant that would interfere or conflict with or restrict in any way its full provision of services thereto, including any of the foregoing relating to trade secrets, confidential information or other Intellectual Property.


          SECTION 3.16. Environmental and Safety Laws.
                        -----------------------------

          (a) Neither the Company nor any Subsidiary has failed to comply in any material respect with any Environmental Laws.

          (b) Neither the Company nor any Subsidiary has Released, generated or disposed of any Hazardous Substance in a manner which could reasonably be expected to give rise to a material liability under or relating to any Environmental Laws.

          (c) There is no claim under or relating to Environmental Laws pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or, to the knowledge of the Company, pending or threatened against any other Person whose liability for any environmental claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law. Except as would not reasonably be expected to give rise to a material liability under or relating to any Environmental Laws, no real property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries has been impacted by any Release or threatened Release of any Hazardous Substance.

          (d)  For purposes of this Agreement, the term (i) "Environmental Laws"
                                                             ------------------
means all applicable federal, foreign, state, local or municipal Laws or Orders or other legally binding requirements relating to pollution or the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.,
Section 9601, et seq., as amended ("CERCLA"), the Resource
                                    ------

Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended, the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended, the Clean Water Act, 33 U.S.C. Section et seq., the Toxic Substance Control Act, 15 U.S.C. Section 2601 et seq., and the Occupational Safety and Health Act, 29 U.S.C. Section 651, et seq.; (ii) "Hazardous Substances" means any pollutant, contaminant, toxic
               --------------------
substance, hazardous waste, hazardous material, or hazardous substance, or any oil, petroleum or petroleum product, each as defined or listed in, or classified pursuant to, any Environmental Laws or any other substance or force that could result in liability under any Environmental Laws; and (iii) "Release" means any
                                                             -------
spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing (including, without limitation, the abandonment or discarding of barrels, containers and other receptacles).

          SECTION 3.17.  Offering Valid.  Assuming the accuracy of the
                         --------------
representations and warranties of the Purchaser contained in Section 4.2 hereof, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

          SECTION 3.18.  Employee Benefit Plans.
                         ----------------------

          (a) Schedule 3.18(a) contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), stock purchase,
                                                     -----
stock option, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which any employee or former employee of the Company or its Subsidiaries has any present or future right to benefits and under which the Company or its Subsidiaries has any present of future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plan".
           ------------

          (b) Each Company Plan has been established and administered in accordance with its terms, in all material respects, and in material compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations and neither the Company nor any of its Subsidiaries has incurred any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable law, rule and regulations; and (ii) each Company Plan which is intended to be qualified within the meaning of Code section 401(a) has received a favorable determination letter and subsequent to that term nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification.

          (c) No Company Plan is (i) subject to Title IV of ERISA or (ii) a "multiemployer plan" (as such term is defined in section 3(37) of ERISA) and neither the Company nor any of its Subsidiaries has incurred any withdrawal liability or termination liability with respect to any such plan that remains unsatisfied. The Company has not engaged in, and is not a successor or parent corporation to any Person that has engaged in, a transaction described in
Section 4069 or 4212(c) of ERISA.

          (d) Except as set forth on Schedule 3.18(d), no Company Plan exists that could result in the payment to any present or former employee of the Company or its Subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company or its Subsidiaries as a direct result of the transaction contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code section 280G; provided, however, that in no
                                                 --------  -------
event will the transactions contemplated by this Agreement and the Stockholders Agreement constitute a "change of control" for purposes of any outstanding options granted pursuant to the Stock Option Plans.

          SECTION 3.19.  Permits.  The Company and its Subsidiaries hold all
                         -------
Permits necessary for the lawful conduct of their respective businesses as they are presently being conducted, except where the failure to so hold Permits would not have a Material Adverse Effect. All Permits are in full force and effect in all material respects. The Company and its Subsidiaries have complied in all material respects with the terms of the Permits and there are no pending modifications, amendments or revocations of any Permits. All fees due and payable from the Company or any of its Subsidiaries to governmental authorities or other third parties pursuant to the Permits have been paid. There are no pending or, to the knowledge of the Company, threatened, suits, actions, proceedings or, to the Company's knowledge, investigations with respect to the possible revocation, cancellation, suspension, limitation or nonrenewal of any Permits, and there has occurred no event which (whether with notice or lapse of time or both) could reasonably be expected to result in or constitute the basis for such a revocation, cancellation, suspension, limitation or nonrenewal thereof.

          SECTION 3.20.  Year 2000 Compliance.  Except as set forth in Schedule
                         --------------------
3.20, all computer hardware, software, databases, automated systems and other computer and telecommunications equipment owned or licensed by the Company and/or its Subsidiaries ("Systems"), and all products and services designed,
                          -------
manufactured, distributed, offered or sold thereby ("Products"), can be used
                                                     --------
prior to, during and after the calendar year 2000 A.D., and will operate during each such time period, either on a stand-alone basis or by interacting or interoperating with third-party software (provided that such third-party software is Year 2000 Compliant), without material error relating to the processing, calculating, comparing, sequencing or other use of date-related data (the foregoing ability, "Year 2000 Compliant"). The Company and its Subsidiaries
                         -------------------
have made all necessary and appropriate contingency plans in the event of the non-Year 2000 Compliance of any of its Systems and/or Products, including plans to limit its potential liability to third parties, except where the failure to do so would not have a Material Adverse Effect. Except as set forth in Schedule 3.20, the Company and its Subsidiaries have timely complied in all material respects with all laws, statutes, rules, regulations and directives of all government, industry and regulatory authorities with respect to Year 2000 Compliance issues.

          SECTION 3.21.  No Broker.  Except as set forth on Schedule 3.21,
                         ---------
neither the Company nor any of its Subsidiaries has employed any broker or finder, or incurred any liability for any brokerage or finders' fees or any similar fees or commissions in connection with the transactions contemplated by this Agreement.

               SECTION 3.22. Disclosure.  Neither this Agreement (including all
                             ----------
Exhibits and Schedules hereto) nor any of the other agreements or instruments contemplated to be executed and delivered by the Company in connection with this Agreement contain any untrue statement of material fact; and none of such documents omits to state any material fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading.

                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                -----------------------------------------------


               Purchaser hereby represents and warrants to the Company as follows:

               SECTION 4.1.  Requisite Power and Authority. Purchaser has all
                             -----------------------------
requisite power and authority to execute and deliver this Agreement and the Stockholders Agreement, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. All action on Purchaser's part necessary for the execution and delivery of this Agreement and the Stockholders Agreement, the consummation of the transactions contemplated hereby and thereby and the performance of all obligations of Purchaser hereunder and thereunder as of each Closing has been or will be effectively taken prior to the First Closing. This Agreement and the Stockholders Agreement have been or will be duly executed and delivered by Purchaser. This Agreement and the Stockholders Agreement (assuming due execution and delivery by the Company) will be legal, valid and binding obligations of Purchaser, enforceable against it in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

               SECTION 4.2.  Investment Representations.  Purchaser acknowledges
                             --------------------------
that the Shares and the Conversion Shares have not been registered under the Securities Act or under any state securities laws. Purchaser (a) is acquiring the Shares and the Conversion Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, (b) is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the SEC, (c) acknowledges that the Shares and the Conversion Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from the registration requirements of the Securities Act is available and (c) represents that by reason of its business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and the Stockholders Agreement. Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management. Purchaser has had an opportunity to ask questions of and receive answers from, officers of the Company. Purchaser understands that such discussions, as well as any other written information issued by the Company, were intended to describe certain aspects of the Company's business and operations, but were not an exhaustive description.

          SECTION 4.3. Litigation.  There is no Action pending, or to
                       ----------
Purchaser's knowledge, currently threatened against Purchaser which, if adversely determined, would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement and the Stockholders Agreement and to consummate the transactions contemplated hereby and thereby.

          SECTION 4.4. No Broker.  Purchaser has not employed any broker
                       ---------
or finder, or incurred any liability for any brokerage or finders' fees or any similar fees or commissions in connection with the transactions contemplated by this Agreement.

                                   ARTICLE V

                           COVENANTS OF THE COMPANY
                           ------------------------

          SECTION 5.1. Ordinary Course of Business.
                       ---------------------------

          (a) Except as otherwise contemplated by the terms of this Agreement, during the period from the date of this Agreement to the First Closing Date (the "Pre-Closing Period"), the Company shall use commercially reasonable efforts to
 ------------------
preserve intact its and its Subsidiaries' current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired.

          (b) Without limiting the generality of the foregoing, during the Pre-Closing Period, each of the Company and its Subsidiaries shall not, without the prior consent of Purchaser:

          (i) enter into any direct or indirect transaction by the Company or any of its Subsidiaries with an Affiliate of the Company or a family member or an Affiliate thereof or any entity in which an Affiliate has an interest as a director, officer, or greater than 5% stockholder (including without limitation, the purchase, sale, lease or exchange of any property, or rendering of any service or modification or amendment of any existing agreement or arrangement);

          (ii) (A) remove the chief executive officer or president (or, if there are no officers with such titles, the officers whose responsibility is executive oversight of the Company's and its Subsidiaries' operations) or any executive vice president, or appoint any person to fill a vacancy in any such office, or (B) approve any new, or modify any existing (x) material executive, officer and director compensation plans or agreements or (y) other material employee compensation or benefit plan, agreement or arrangement, offered by the Company or any of its Subsidiaries, including without limitation, any stock option plan;

          (iii) change the number of Directors or the composition or structure of the Board or any Board committee or establish any Board committees and appointments thereto;

          (iv) increase or decrease the total number of authorized or issued shares of Preferred Stock;

          (v) except (A) as consideration in any transaction of the type described in clause (vi) of this Section 5.1(b) which does not require the consent of Purchaser or to which Purchaser has consented and (B) for Common Stock issued upon the conversion or exercise of the Equity Securities described in clauses (2), (3) and (4) of Section 3.3(a)(i) of this Agreement in accordance with the terms of such Equity Securities, authorize, create (by way of reclassification or otherwise) or issue any Senior Securities, Parity Securities or Junior Securities (as each such term is defined in the Form of Certificate of Designation attached hereto as Exhibits B and C) or any Equity Securities (as defined in the Form of Stockholders Agreement attached hereto as Exhibit D);

          (vi) (A) merge or consolidate with or into any other Person, or acquire another Person, whether in a single transaction or series of related transactions, other than Exempt Acquisitions (as defined below) or
     (B) enter into any proposed transaction or series of related transactions involving a Change of Control (as defined in the Form of Stockholders Agreement attached hereto as Exhibit D) of the Company;

          (vii) redeem, acquire or otherwise purchase any share of Common Stock or Preferred Stock of the Company, unless, in the case of any Preferred Stock, such redemption, acquisition or purchase is required by the terms of such Preferred Stock or in the case of the warrant to purchase Common Stock issued pursuant to the First Amendment to the Master License Agreement, dated as of April 23, 1999, among the Company, CAIS, Inc., and Hilton Hotels Corporation (the "Hilton Warrant"), such redemption, acquisition or
                              --------------
     purchase is required by the terms of the Hilton Warrant;

          (viii) sell a Subsidiary's securities to any third party (other than the Company or any other wholly owned Subsidiary of the Company);

          (ix) amend, repeal or alter the Company's Restated Certificate of Incorporation or Amended and Restated By-Laws in a manner that adversely affects the holders of the Shares;

          (x) sell or transfer any of the Company's or its Subsidiaries' technology or other Intellectual Property, to any other Person, other than in the ordinary course of business; or

          (xi) enter into any arrangement or contract to do any of the foregoing.

          For purposes of this Section 5.1, an "Exempt Acquisition" means any
                                                ------------------
acquisition (whether through merger, consolidation or otherwise) (i) which has a purchase price (including any assumed indebtedness and valuing any non-cash consideration at its Fair Market Value (as defined in Section 3(c) of the Form of Certificate of Designation attached hereto as Exhibit A)) of less than 5% of the market capitalization (as reflected by the aggregate Fair Market Value of the outstanding Common Stock) of the Company as of the date of the execution of the definitive agreement relating thereto and (ii) which, together with all other Exempt Acquisitions, has an aggregate purchase price (including any assumed indebtedness and valuing any non-cash consideration at its Fair Market Value) of not more than $50.0 million (which amount, for the purposes of Section 5.1(b)(vi)(A) shall be measured from December 21, 1999).

          SECTION 5.2. Access.  During the Pre-Closing Period, the Company
                       ------
shall, and shall cause its Subsidiaries, officers, directors, employees, auditors and other agents to, (a) afford the officers, employees, auditors and other agents of Purchaser, during normal business hours reasonable access at all reasonable times to its officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all books and records,
(b) furnish Purchaser with all financial, operating and other data and information as Purchaser, through its officers, employees or agents, may from time to time reasonably request and (c) afford Purchaser the opportunity to discuss the Company's affairs, finances and accounts with the Company's officers on a regular basis.

          SECTION 5.3. Key Person Life Insurance; D&O Insurance.
                       ----------------------------------------

          (a) During the Pre-Closing Period, the Company and Purchaser agree to use good faith efforts to obtain key person life insurance in such amounts and with respect to such persons as they shall mutually agree upon. A copy of any such policy will be provided by the Company to the Purchaser.

          (b) During the period that Purchaser has designees on the Board of Directors of the Company (the "Board"), the Company agrees to maintain Directors
                               -----
and Officers Insurance in the amount of $50 million.

          SECTION 5.4. Use of Proceeds.  The Company shall use the proceeds
                       ---------------
from the sale of the Shares for general corporate purposes and to fund working capital.

          SECTION 5.5. Efforts.  Each party hereto agrees to use commercially
                       -------
reasonable efforts to take any and all actions required in order to consummate the transactions contemplated in this Agreement and the Stockholders Agreement.

          SECTION 5.6. Notification of Certain Matters.  During the Pre-Closing
                       -------------------------------
Period, the Company shall give prompt notice to Purchaser of the occurrence or non-occurrence of any event known to the Company the occurrence or non-occurrence of which would reasonably be expected to cause any representation or warranty contained in Section 3 to be untrue, or the failure of the Company to comply with or satisfy any covenant or agreement under this Agreement.

          SECTION 5.7  Reservation of Shares.  From and after the First Closing,
                       ---------------------
the Company shall at all times reserve and keep available for issuance (a) any Subsequent Firm Shares, (b) such number of its authorized but unissued shares of Series E Preferred Stock as shall be sufficient to permit the exercise in full of the Option, (c) 2,477,536 shares of Series D

Preferred Stock and 2,477,536 shares of Series E Preferred Stock for payment of the dividends on the Firm Shares and the Option Shares, respectively, and (d) such number of its authorized but unissued shares of Common Stock as shall be sufficient to permit the issuance of all of the Conversion Shares. Following the approval of the Charter Amendment, the Company shall (until the Shares have been converted or redeemed pursuant to their terms) reserve 5 million shares of Preferred Stock to be issued in payment of the dividends on the Shares in the event that the number of shares reserved pursuant to clause (c) are insufficient to pay such dividends and if necessary at any time, the Company will amend the Certificate of Designation to provide for the increase in the authorized number of shares with respect to each such series of Preferred Stock.

          SECTION 5.8. Regulatory and Other Authorizations; Notices and
                       ------------------------------------------------
Consents. The Company shall promptly make any and all filings which it is
--------
required to make under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), for the sale of the Shares and the Conversion Shares
                 -------
and the Company agrees to furnish Purchaser with such necessary information and reasonable assistance as Purchaser may reasonably request in connection with its preparation of any necessary filings or submissions to the Federal Trade Commission ("FTC") or the Antitrust Division of the U.S. Department of Justice
             ---
(the "Antitrust Division"), including, without limitation, any filings or
      ------------------
notices necessary under the HSR Act. Any such actions with respect to the conversion of the Conversion Shares shall be taken by the Company at such times as Purchaser reasonably shall so request. The Company shall, at its own expense, use all reasonable efforts to respond to any request for additional information, or other formal or informal request for information, witnesses or documents which may be made by any governmental authority pertaining to the Company with respect to the sale of the Shares and the Conversion Shares and shall keep Purchaser fully apprised of its actions with respect thereto.

          (b) Purchaser shall promptly make any and all filings which it is required to make under the HSR Act with respect to the purchase of the Shares and the Conversion Shares and Purchaser agrees to furnish the Company with such necessary information and reasonable assistance as it may request in connection with its preparation of any necessary filings or submissions to the FTC or the Antitrust Division, including, without limitation, any filings or notices necessary under the HSR Act. Purchaser shall, at its own expense, use all reasonable efforts to respond promptly to any request for additional information, or other formal or informal request for information, witnesses or documents which may be made by any governmental authority pertaining to Purchaser with respect to the purchase of the Shares and the Conversion Shares and shall keep the Company fully apprised of its actions with respect thereto.

          (c) Each of the parties hereto shall use their commercially reasonable efforts to give such notices and obtain all other authorizations, consents, orders and approvals of all governmental authorities and other third parties that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Stockholders Agreement and will cooperate fully with the other parties hereto in promptly seeking to obtain all such authorizations, consents, orders and approvals.

          SECTION 5.9. Appointment of Directors.  Prior to the First Closing,
                       ------------------------
the Company shall take all action necessary to increase the size of the Board to eight (8) directors and to elect two (2) designees of Purchaser to the Board. Prior to the Qualified Option Closing

(as defined in the Stockholders Agreement), the Company shall take all action necessary to increase the size of the Board to nine (9) directors and to elect one (1) additional designee of Purchaser to the Board.

     SECTION 5.10. Stockholder Approval.  As promptly as practicable following
                   --------------------
the date hereof, the Company shall take all action necessary to obtain stockholder approval of the issuance of the Subsequent Firm Shares and the Option Shares (the "Stockholder Approval") and to obtain stockholder approval of
                    --------------------
an amendment to the Restated Certificate to increase the number of authorized shares of Preferred Stock from 25 million to 50 million (the "Charter
                                                              -------
Amendment"), including, without limitation, preparing, filing with the SEC and
---------
mailing to its stockholders a proxy statement or statements with respect thereto, and duly calling, giving notice of, convening and holding a meeting or meetings of its stockholders for such purpose. The Board shall recommend stockholder approval of the issuance of the Subsequent Firm Shares and the Option Shares and of the Charter Amendment. The Company agrees that the record date for such meeting shall be after the First Closing Date.

          SECTION 5.11. Series C Convertible Preferred Stock.  From and
                        ------------------------------------
after the First Closing, so long as shares of the Series C Convertible Preferred Stock of the Company shall remain outstanding, the Company shall, quarterly on the fifteenth day of December, March, June and September of each year, pay all accrued and unpaid dividends on its Series C Convertible Preferred Stock. The Company agrees that it will establish an escrow of $3.4 million to provide for the payment of such dividends until such time, if any, as the Company is permitted to pay such dividends in kind.

          SECTION 5.12. IP Contracts.  The Company shall (i) use its
                        ------------
commercially reasonable best efforts to record its and its Subsidiaries' interests in, and status with respect to, all Company IP (and all Encumbrances related thereto) listed on Schedule 3.11(b) with all applicable governmental authorities and (ii) deliver copies of all IP Contracts entered into prior to the applicable Closing Date and not listed on Schedule 3.7(b), in a form suitable for recording with all appropriate governmental authorities.

          SECTION 5.13. Transaction Fee.  At the First Closing, the Company
                        ---------------
shall pay to Kohlberg Kravis Roberts & Co. L.P. ("KKR") a transaction fee in the
                                                  ---
amount of $2.0 million. At each Option Closing or Additional Purchase Closing relating to Option Shares, the Company shall pay to KKR a transaction fee in the amount of the product of (A) $2.0 million and (B) a fraction, the numerator of which is the aggregate purchase price to be paid by Purchaser at such Option Closing or Additional Purchase Closing and the denominator of which is $100.0 million. In each case, the fee due KKR shall be paid at the option of Purchaser, (i) by wire transfer of immediately available funds to an account designated by KKR at least two business days prior to the applicable Closing Date or (ii) by netting by Purchaser of the amount due KKR from the Company against the amount due from Purchaser to the Company at such Closing.

          SECTION 5.14. Material Covenants.  Each of the covenants and
                        ------------------
agreements of the Company set forth in Sections 5.3, 5.7, 5.9, 5.10, 5.11 and
5.13 of this Agreement and Articles II, IV and V and Section 7.1 of the Stockholders Agreement shall be referred to as a "Material Covenant" for
                                                  -----------------
purposes of the Certificate of Designation.

          SECTION 5.15. Issuance of Series E Preferred Stock.  In the event
                        ------------------------------------
that Purchaser does not exercise the Option, the Company shall not at any time issue any Series E Preferred Stock or designate any Preferred Stock as Series E Preferred Stock.

          SECTION 5.16. Registration Rights.  Prior to the First Closing,
                        -------------------
the Company and Ulysses G. Auger, Sr. and Ulysses G. Auger, II may enter into a registration rights agreement containing customary terms and conditions and providing in the aggregate for two demand registrations and piggyback registrations, which agreement shall be reasonably acceptable to the Investor Stockholder.

                                  ARTICLE VI

                             CONDITIONS TO CLOSING
                             ---------------------

          SECTION 6.1. Conditions to Purchaser's Obligation to Purchase the
                       ----------------------------------------------------
Shares.
------

          (a)  First Closing and each Option Closing. Purchaser's obligation to
               -------------------------------------
purchase the Firm Shares or Option Shares, as applicable, at the First Closing and each Option Closing is subject to the satisfaction (or waiver by Purchaser) of the following conditions:

          (i)   Representations and Warranties True; Performance of Obligations.
                ---------------------------------------------------------------
     Each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality or Material Adverse Effect shall be true and correct, and each of the representations and warranties of the Company contained in this Agreement that is not so qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects, in each case as of such Closing Date (except for those representations and warranties which address matters only as of a particular date, which shall be true and correct, or true and correct in all material respects, as the case may be, as of such date). The Company shall have performed in all material respects all agreements, obligations, covenants and conditions herein required to be performed or observed by it on or prior to such Closing Date.

          (ii)  Legal Investment. On such Closing Date, there shall not be in
                ----------------
     effect any Law or Order directing that the purchase and sale of the Firm Shares or the Option Shares, as the case may be, and the other transactions contemplated by this Agreement and the Stockholders Agreement not be consummated or which has the effect of rendering it unlawful to consummate such transactions.

          (iii) Proceedings and Litigation. No Action shall have been commenced
                --------------------------
     by any governmental authority against any party hereto seeking to restrain or delay the purchase and sale of the Firm Shares or the Option Shares, as the case may be, or the other transactions contemplated by this Agreement and the Stockholders Agreement.

          (iv)  Approvals. All approvals, consents, permits and waivers of
                ---------
     governmental authorities and of the third parties listed on Schedule 6.1(a)(iv) necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Stockholders Agreement shall have been obtained, and no such approval, consent, permit or waiver of any governmental authority or such other third party shall contain any term or condition that Purchaser in its reasonable discretion determines to be unduly burdensome.

          (v)    Compliance Certificate; Secretary's Certificate. The Company
                 -----------------------------------------------
     shall have delivered to Purchaser a compliance certificate, executed by the Chief Executive Officer or the President of the Company, dated such Closing Date, to the effect that the conditions specified in Section 6.1(a)(i) have been satisfied. The Company shall have delivered to the Purchaser a certificate executed by the Secretary of the Company, dated such Closing Date, certifying as to (i) the resolutions of the Board evidencing approval of the transactions contemplated by and from this Agreement and the Stockholders Agreement and the authorization of the named officer or officers to execute and deliver this Agreement and the Stockholders Agreement and (ii) certain of the officers of the Company, their titles and examples of their signatures.

          (vi)   Legal Opinion. The Purchaser shall have received from legal
                 -------------
     counsel to the Company an opinion addressed to them, dated as of such Closing Date, in the form attached hereto as Exhibit F.

          (vii)  HSR Compliance. All waiting periods applicable to the purchase
                 --------------
     of the Shares under the HSR Act shall have been terminated or expired.

          (b)  First Closing. Purchaser's obligation to purchase the Firm Shares
               -------------
at the First Closing is subject to the satisfaction (or waiver by Purchaser) of the following additional conditions:

          (i)    Certificate of Designation. The Series D Certificate of
                 --------------------------
     Designation shall have been filed with and certified by the Secretary of State of the State of Delaware.

          (ii)   Stockholders Agreement. The Stockholders Agreement shall have
                 ----------------------
     been executed and delivered by the Company and each of the other parties thereto (other than Purchaser).

          (iii)  Board of Directors. The Company shall have taken all actions
                 ------------------
     required by Section 5.9.

          (iv)   Transaction Fee. At the First Closing, the Company shall have
                 ---------------
     paid to KKR the transaction fee provided for in Section 5.13.

          (c)  Second Closing. Purchaser's obligation to purchase Subsequent
               --------------
     Firm Shares (but not any Additional Purchase Firm Shares) is subject to the satisfaction (or waiver by Purchaser) of the following conditions:

          (i)    Stockholder Approval. The Stockholder Approval shall have been
                 --------------------
obtained.

          (ii)   Legal Investment. On the Second Closing Date, there shall not
                 ----------------
     be in effect any Law or Order directing that the purchase and sale of the Subsequent Firm Shares and the other transactions contemplated by this Agreement and the Stockholders Agreement not be consummated or which has the effect of rendering it unlawful to consummate such transactions.

          (iii)  Proceedings and Litigation. No Action shall have been commenced
                 --------------------------
     by any governmental authority against any party hereto seeking to restrain or delay the purchase and sale of the Subsequent Firm Shares or the other transactions contemplated by this Agreement and the Stockholders Agreement.

          (d)  Additional Purchase Closing. Purchaser's obligation to purchase
               ---------------------------
Additional Purchase Firm Shares or Additional Purchase Option Shares is subject to the satisfaction (or waiver by Purchaser) of the following conditions:

          (i)    Legal Investment. On such Additional Purchase Closing Date,
                 ----------------
     there shall not be in effect any Law or Order directing that the purchase and sale of the Additional Purchase Firm Shares or Additional Purchase Option Shares, as the case may be, and the other transactions contemplated by this Agreement and the Stockholders Agreement not be consummated or which has the effect of rendering it unlawful to consummate such transactions.

          (ii)   Proceedings and Litigation. No Action shall have been commenced
                 --------------------------
     by any governmental authority against any party hereto seeking to restrain or delay the purchase and sale of the Additional Purchase Firm Shares or Additional Purchase Option Shares, as the case may be, or the other transactions contemplated by this Agreement and the Stockholders Agreement.

          (iii)  Certificate of Designation. Prior to the purchase of any
                 --------------------------
     Additional Purchase Option Shares, the Series E Certificate of Designation shall have been filed with and certified by the Secretary of State of the State of Delaware.

          (iv)   Transaction Fee. At each Additional Purchase Closing with
                 ---------------
     respect to Additional Purchase Option Shares, the Company shall have paid to KKR the transaction fee provided for in Section 5.13.

          (e)  Option Closing. Purchaser's obligation to purchase the Option
               --------------
     Shares (but not any Additional Purchase Option Shares) at any Option Closing is subject to the satisfaction (or waiver by Purchaser) of the following additional conditions:

          (i)    Certificate of Designation. Prior to the first Option Closing,
                 --------------------------
     the Series E Certificate of Designation shall have been filed with and certified by the Secretary of State of the State of Delaware.

          (ii)   Transaction Fee. At each Option Closing, the Company shall have
                 ---------------
     paid to KKR the transaction fee provided for in Section 5.13.

          (iii) Stockholder Approval. If all of the Firm Shares shall have been
                --------------------
     purchased without the Stockholder Approval having been obtained, the Stockholder Approval shall have been obtained.

          SECTION 6.2   Conditions to Obligations of the Company.
                        ----------------------------------------

          (a)  Each Closing. The Company's obligation to issue and sell the
               ------------
Firm Shares or Option Shares, as applicable, at each Closing is subject to the satisfaction (or waiver by the Company), on or prior to such Closing, of the following conditions:

          (i)  Representations and Warranties True. Each of the representations
               -----------------------------------
     and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of such Closing Date. Purchaser shall have performed in all material respects all agreements, obligations, covenants and conditions herein required to be performed or observed by it on or prior to such Closing Date.

          (ii)  Legal Investment. On such Closing Date, there shall not be in
                ----------------
     effect any Law or Order directing that the purchase and sale of the Firm Shares or the Option Shares, as the case may be, and the other transactions contemplated by this Agreement and the Stockholders Agreement not be consummated or which has the effect of rendering it unlawful to consummate such transactions.

          (iii)  Proceedings and Litigation. No Action shall have been commenced
                 --------------------------
     by any governmental authority against any party hereto seeking to restrain or delay the purchase and sale of the Firm Shares or the Option Shares, as the case may be, or the other transactions contemplated by this Agreement and the Stockholders Agreement.

          (iv)  Approvals. All approvals, consents, permits and waivers of
                ---------
     governmental authorities and other third parties listed on Schedule 6.1(a)(iv) necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Stockholders Agreement shall have been obtained.

          (v)  HSR Compliance. All waiting periods applicable to the purchase of
               --------------
     the Shares under the HSR Act shall have been terminated or expired.

          (b)  First Closing. The Company's obligation to issue and sell the
               -------------
Firm Shares at the First Closing is subject to the satisfaction or waiver by the Company of the following additional condition:

          (i)  Stockholders Agreement. The Stockholders Agreement shall have
               ----------------------
     been executed and delivered by Purchaser.

                                  ARTICLE VII

                                INDEMNIFICATION
                                ---------------



          SECTION 7.1   Survival of Representations and Warranties. The
                        ------------------------------------------
     representations and warranties contained in Section 3.3 of this Agreement shall survive indefinitely.

          (ii) All other representations and warranties contained in Article III of this Agreement shall survive until the later of (A) the first anniversary of the First Closing Date and (B) 30 days after the filing by the Company of its Annual Report on Form 10-K for the year ended December 31, 2000, with the exception of Section 3.14, which shall survive until the later of (x) the second anniversary of the First Closing Date or (y) three months after the expiration of the applicable statute of limitations with respect to the subject matter thereof.

          (iii) The representations and warranties contained in Article IV of this Agreement shall survive until the first anniversary of the First Closing Date.

          (iv) The representations and warranties contained in Article III of this Agreement, and the rights and remedies that may be exercised by any Person seeking indemnification hereunder, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by, any such Person or its representatives.

          (v) For purposes of this Agreement, each statement or other item of information set forth by the Company on any Schedule hereto shall be deemed to be a representation and warranty made by the Company in this Agreement.

          SECTION 7.2  Indemnification. From and after the First Closing Date
                       ---------------
and subject to Sections 7.1, 7.3 and 7.5, the Company (the "Purchaser
                                                            ---------
Indemnitor") shall defend, indemnify and hold harmless the Purchaser and its
----------
Affiliates and each director, officer, member, partner, employee and agent of such Persons (the "Purchaser Indemnitees") against any loss, damage, claim,
                   ---------------------
liability, judgment or settlement of any nature or kind, including all costs and expenses relating thereto, including without limitation, interest, penalties and reasonable attorneys' fees (collectively "Damages"), arising out of, resulting
                                          -------
from or relating to:

          (i)   the breach of any representation or warranty contained in
     Article III, or any certificate delivered by the Company pursuant hereto;
     and

          (ii) the breach by the Company of any covenant or agreement (whether to be performed prior to or after the First Closing) contained in this Agreement, or any certificate delivered by the Company pursuant hereto.

          (b) From and after the First Closing Date and subject to Sections 7.1, 7.3 and 7.5, Purchaser (the "Company Indemnitor" and collectively with the
                                  ------------------
Purchaser Indemnitor, the "Indemnitors") shall defend, indemnify and hold
                           -----------
harmless the Company and its Affiliates and
each director, officer, member, partner, employee and agent of such Persons (the "Company Indemnitees" and collectively with the Purchaser Indemnitees,
           -------------------
     the "Indemnitees") against any Damages arising out of, resulting from or relating to:

          (i) the breach of any representation or warranty contained in Article IV; and

          (ii) the breach by Purchaser of any covenant or agreement (whether to be performed prior to or after the First Closing) contained in this Agreement.

          (c) The term "Damages" as used in this Article VII is not limited to matters asserted by third parties against any Person entitled to be indemnified under this Article VII, but includes Damages incurred or sustained by any such Person in the absence of third party claims, and shall take into account such Person's ownership or investment in the Company.

          SECTION 7.3  Indemnification Amounts. An Indemnitor shall not have
                       -----------------------
liability under Section 7.2 until the aggregate amount of Damages theretofore incurred by the Purchaser Indemnitees or the Company Indemnitees, as applicable, exceeds an amount equal to 1% of the sum of the aggregate Firm Share Price and the Option Share Price paid at any time by Purchaser (the "Deductible"), in
                                                           ----------
which case the Purchaser Indemnitees or the Company Indemnitees, as applicable, shall be entitled to Damages only in the amount by which all Damages exceed the Deductible.

          (b) The limitations on the indemnification obligations set forth in this Section 7.3 shall not apply to any covenants or agreements of the parties in this Agreement. In addition, notwithstanding the provisions of paragraph (a) above, the limitations on the indemnification obligations of the parties set forth therein shall not apply to breaches of the representations and warranties made in Section 3.3.

          SECTION 7.4   Non-Exclusive Remedy.  The indemnification remedies
                        --------------------
provided in this Article VII shall not be deemed to be exclusive. Accordingly, the exercise by any Person of any of its rights under this Article VII shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Person may be entitled to exercise (whether under this Agreement, under any other contract, under any law or otherwise).

          SECTION 7.5   Certain Limitations. The indemnification obligations of
                        -------------------
the parties hereto for any breach of a representation and warranty described in Articles III and IV of this Agreement shall survive for only the period applicable to such representations and warranties as set forth in Section 7.1 of this Agreement, and thereafter all such representations and warranties of the applicable Indemnitor under this Agreement shall be extinguished; provided,
                                                                  --------
however, that such indemnification obligation shall not be extinguished in the
-------
event of Damages incurred as a result of an Action that was instituted or begun prior to the expiration of the survival period set forth in Section 7.1 if noticed in writing to the applicable Indemnitor by the applicable Indemnitee within 30 days of such Indemnitee receiving notice thereof. Subject to the proviso at the end of the immediately preceding sentence, no claim for the recovery of such Damages may be asserted by an Indemnitee after such period.

                                 ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------



          SECTION 8.1   Other Definitions.  The following terms as used in this
                        -----------------
Agreement shall have the following meanings:

          (a)  "Affiliate" means, with respect to any Person, any other Person
                ---------
that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person.

          (b)  "control" (including the terms "controlled by" and "under common
                -------                        -------------       ------------
control with"), with respect to the relationship between or among two or more
------------
Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

          (c)  "Group" shall have the meaning assigned to it in Section 13(d)(3)
                -----
of the Exchange Act.

          (d)  "Person" means any individual, corporation, limited liability
                ------
company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

          SECTION 8.2   Governing Law; Jurisdiction; Waiver of Jury Trial. This
                        -------------------------------------------------
Agreement shall be governed in all respects by the laws of the State of New York. No suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the State of New York, as Purchaser may elect in its sole discretion, and the Company hereby submits to the exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. The Company hereby irrevocably waives any right which it may have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

          SECTION 8.3   Successors and Assigns; Assignment.  Except as otherwise
                        ----------------------------------
expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each Person who shall be a holder of the Shares from time to time. This Agreement may not be assigned without the prior written consent of the other party, except that Purchaser may assign its rights and obligations hereunder to any Affiliate or Affiliates.

          SECTION 8.4   Entire Agreement; Supersedes Prior Agreement.  This
                        --------------------------------------------
Agreement and the Exhibits hereto, the Stockholders Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

          SECTION 8.5   Severability.  In case any provision of this Agreement
                        ------------
shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 8.6   Amendment and Waiver.  This Agreement may be amended or
                        --------------------
modified, and the rights of the Company or Purchaser hereunder may only be waived, upon the written consent of the Company and Purchaser.

          SECTION 8.7   Delays or Omissions.  It is agreed that no delay or
                        -------------------
omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Stockholders Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on Purchaser's part of any breach, default or noncompliance under this Agreement or the Stockholders Agreement or any waiver on such party's part of any provisions or conditions of this Agreement or the Stockholders Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or the Stockholders Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

          SECTION 8.8   Notices.  All notices required or permitted hereunder
                        -------
shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth below:

          If to the Company:

               CAIS Internet, Inc.
               1255 22nd Street, N.W., Fourth Floor
               Washington, D.C. 20037
               Telephone: (202) 715-1300
               Fax: (202) 463-7190
               Attn: President
     with copies to:

          Morrison & Foerster LLP
          2000 Pennsylvania Avenue, N.W.
          Washington, D.C. 20006
          Telephone:  (202) 887-1500
          Fax:  (202) 887-0763
          Attn: Morris F. DeFeo, Jr., Esq.

     If to Purchaser:

          c/o Kohlberg Kravis Roberts & Co. L.P.
          9 W. 57th Street
          New York, NY 10019
          Telephone:  (212) 750-8300
          Fax:  (212) 750-0333
          Attn:  Alexander Navab, Jr.

     with copies to:

          Simpson Thacher & Bartlett
          425 Lexington Avenue
          New York, N.Y.  10017
          Telephone: (212) 455-2000
          Fax: (212) 455-2502
          Attn: David J. Sorkin, Esq.

     SECTION 8.9   Expenses. The Company shall pay all costs and expenses that
                   --------
it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the Stockholders Agreement. In addition to any fee to be paid to KKR in accordance with Sections 5.13, 6.1(b)(iv), 6.1(d)(iv) and 6.1(e)(ii), the Company shall, at or after each Closing, reimburse all reasonable expenses of Purchaser incurred in connection with the transactions contemplated by this Agreement and the Stockholders Agreement, including the payment of the reasonable fees, disbursements and expenses payable to consultants, accountants and counsel to Purchaser. Purchaser may, at its option, net any such amounts against amounts payable to the Company at any such Closing.

     SECTION 8.10  Titles and Subtitles.  The titles of the sections and
                   --------------------
subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     SECTION 8.11  Termination.  This Agreement may be terminated by (i)
                   -----------
mutual agreement of the parties hereto or (ii) by Purchaser or the Company in the event the First Closing has not occurred by February 29, 2000; provided,
                                                                   --------
that this termination right may not be exercised by a party whose nonperformance has delayed the First Closing. Upon termination of this Agreement pursuant to this Section 8.11, this Agreement shall be void and of no further force and effect and no party shall have any liability to any other party under this Agreement, except that nothing herein shall relieve any party from any liability for the breach of any of the representations, warranties, covenants and agreements set forth in this Agreement and except as contemplated by Section 8.9.

     SECTION 8.12   Counterparts; Execution by Facsimile Signature.  This
                    ----------------------------------------------
Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

     IN WITNESS WHEREOF, the parties hereto have executed the PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

                                             CAIS INTERNET, INC.

                                                 /s/ Gary H. Rabin
                                             By: _______________________________
                                                 Name: Gary H. Rabin
                                                 Title:Executive Vice President


                                             CII VENTURES LLC

                                                  /s/ Alex Navab
                                             By:  ______________________________
                                                  Name: Alex Navab
                                                  Title: